Exhibit 99.1

Redhook Ale Brewery Reports Improvement in 2004 Third Quarter

    SEATTLE--(BUSINESS WIRE)--Nov. 2, 2004--Redhook Ale Brewery, Incorporated (Nasdaq:HOOK) reported net income of $312,000, or $0.04 per share (basic and diluted), for the 2004 third quarter, compared to a net loss of $211,000, or $0.04 loss per share, for the 2003 third quarter. The Company benefited in the third quarter of 2004 from its investment in Craft Brands Alliance LLC ("Craft Brands"),a joint venture which the Company and Widmer Brothers Brewing Company ("Widmer") recently formed to advertise, market, sell and distribute their products in the western United States. The Company's third quarter 2004 net income includes a $658,000 return on the profits of Craft Brands.
    Shipments in the third quarter of 2004 totaled 57,100 barrels, declining 2.7% as compared to 2003 third quarter shipments of 58,700 barrels. The 1,600 barrel decline was driven by an 8.9% decline in shipments to west coast states. Shipments and sales in the midwest and eastern United States increased as compared to the third quarter of 2003.
    Sales for the three months ended September 30, 2004 totaled $8,790,000, down 20.9% as compared to the sales of $11,111,000 for the same period in 2003. The decline in total sales was offset somewhat by an increase in sales in the midwest and eastern United States, driven by higher volume and a modest improvement in average wholesale revenue per barrel. Significantly impacting the comparability of the current quarter's sales are the sales of Redhook product to Craft Brands in the third quarter of 2004. Redhook manufactures and sells its product to Craft Brands at a price substantially below historical wholesale pricing levels; Craft Brands, in turn, advertises, markets, sells and distributes the product to wholesale outlets in the western United States through a distribution agreement between Craft Brands and Anheuser-Busch. Redhook shares in the profits of Craft Brands with Widmer. Also impacting comparability of the current quarter's sales is an increase in fees that the Company paid to Anheuser-Busch ("A-B") on sales in the midwest and eastern United States pursuant to the July 1, 2004 distribution agreement with A-B. Redhook continues to sell its product at wholesale pricing levels in the Midwest and eastern United States through sales to A-B. Sales in the Company's retail operations were nearly flat at $1,508,000 for the three months ended September 30, 2004.
    Comparing the 2004 third quarter to the 2003 third quarter, cost of sales decreased 3.2%, or $228,000, and on a per barrel basis. The decline is largely attributable to lower freight costs, offset by an increase in some direct materials and indirect costs. Freight costs declined by more than half as the cost of shipping Redhook product in the western United States is now borne by Craft Brands, and the Company's effort at streamlining its shipping relationships in the midwest and eastern United States has yielded some savings. Improvement in the Company's malted barley cost in 2004 was offset by increases in other direct and indirect costs, including utilities, depreciation and production wages. Depreciation and production wages increased following the 2003 expansion of brewing capacity in the Company's New Hampshire brewery.
    Selling, general and administrative expenses decreased $1,926,000 to $1,310,000 from 2003 third quarter expenses of $3,236,000, significantly impacted by the formation of Craft Brands as well as Company efforts to re-focus its sales and marketing spending in its primary markets in the Midwest and eastern United States. All advertising, marketing and selling costs in the western United States are now the responsibility of Craft Brands.
    "With one quarter under our belt, the sales and marketing effort in the west with Craft Brands Alliance has initially delivered the synergies anticipated in joining forces with our friends at Widmer Brothers Brewing Company," commented Paul Shipman, President and CEO. "We are participating in planning for new marketing activities with good potential for 2005. We are pleased that our bold efforts delivered improved financial performance for the quarter, however, we understand that one quarter is only a start and that we still have many challenges ahead."
    Results for the nine months ended September 30, 2004 were also significantly impacted by the transition to Craft Brands made during the third quarter. Sales for the nine months of 2004 decreased 7.8% and volume decreased 2.9% to $29,624,000 and 169,200 barrels, respectively. Year-to-date 2004 gross profit of $6,018,000 decreased $2,137,000 from the year-to-date 2003 gross profit of $8,155,000. Sales of Redhook product to Craft Brands in the third quarter of 2004, at prices substantially below historical wholesale pricing levels, significantly impacted the comparability of both year-to-date sales and gross profit. Cost of sales decreased $285,000 in 2004 but increased on a per barrel basis. A significant decrease in freight in the third quarter of 2004 and an improvement in some of the Company's direct costs were offset by increases in some indirect costs, including depreciation and production wages, following the 2003 expansion of brewing capacity in the Company's New Hampshire brewery. Selling, general and administrative expenses decreased $2,621,000 to $6,385,000 from $9,006,000 for the first nine months of 2004 and 2003, respectively. In conjunction with the formation of Craft Brands, both the Company and Widmer incurred certain start-up expenses, including severance expenses and legal fees. The Company's year-to-date 2004 operating loss reflects $535,000 attributable to the Company's share of these formation expenses. Additionally, while the companies sought the regulatory approval required for Craft Brands to become fully operational, the Company and Widmer agreed to share certain sales-related costs, primarily salaries and overhead. The Company's share of these costs during the first and second quarter of 2004 totaled $554,000 and are reflected in the Company's statement of operations as selling, general and administrative expenses.
    Despite a declining term loan balance, higher average interest rates during the third quarter of 2004 led to an increase in interest expense over the third quarter of 2003. Lower average interest rates during the first half of 2004 and a declining term loan balance resulted in a year-to-date decline in interest expense. Lower average interest rates and a lower average balance of interest-bearing deposits led to a similar 2004 year-to-date decline in interest income.
    For the three and nine months ended September 30, 2004, the Company's tax provision was attributable to current state taxes. The Company recorded a valuation allowance equal to its estimated state and federal deferred tax benefit. The valuation allowance covers certain state and federal net operating tax loss carryforwards that may expire before the Company is able to utilize the tax benefit.
    The Company's cash balance at September 30, 2004 was $7.1 million, reflecting an increase of $990,000 since December 31, 2003. Principal uses of cash included $338,000 in planned repayments of outstanding debt, $150,000 member loan to Craft Brands and $535,000 in start-up expenses attributable to the formation of Craft Brands. Approximately 150,300 shares of common stock were issued in conjunction with the exercise of stock options, providing a source of cash of $260,000.
    On July 1, 2004, the Company also completed the restructuring of its ongoing relationship with A-B. Pursuant to an exchange and recapitalization agreement, the Company issued 1,808,243 shares of common stock to A-B in exchange for 1,289,872 shares of Series B Preferred Stock held by A-B. The Series B Preferred Stock, reflected in the Company's June 30, 2004 balance sheet at approximately $16.3 million, was cancelled. In connection with the exchange, the Company also agreed to pay $2.0 million to A-B prior to December 1, 2004.
    As compared to shipments in October 2003, shipments in October 2004 decreased approximately 20%. The Company believes that sales volume for the first month of the quarter should not be relied upon as an accurate indicator of results for future periods. The Company has historically operated with little or no backlog and, therefore, its ability to predict sales for future periods is limited.
    With the exception of the historical information contained herein, the matters described may contain forward-looking statements that involve risks and uncertainties, including those described under the caption entitled, "Certain Considerations: Issues and Uncertainties" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, and elsewhere in the Company's periodic reports.
    A conference call will be held tomorrow, Wednesday, November 3, 2004, at 8:30 a.m. PST (11:30 a.m. EST). The purpose of the conference call is to discuss this announcement and the results for the Company's third quarter ended September 30, 2004. A live webcast of the conference call can be accessed through the Company's website, http://www.Redhook.com/ (select About Redhook -- Investor Relations -- Calendar of Events) or through CCBN's individual investor center at http://www.fulldisclosure.com or other Internet portals such as Yahoo! and Netscape. The conference call can also be accessed by telephone at 888-396-2356 (passcode 97983454). A replay of the call will also be available both on the Internet and by phone.
    Redhook is one of the leading independent brewers of craft beers in the United States and is the leading craft brewer in Washington State. The Company produces seven styles of beer marketed under distinct brand names: Redhook ESB, Redhook India Pale Ale (IPA), Redhook Blonde Ale, Blackhook Porter, and its seasonal offerings, Sunrye Ale, Winterhook and Nut Brown Ale. Redhook brews its specialty bottled and draft products exclusively in its two Company-owned breweries, one in the Seattle suburb of Woodinville, Washington and the other in Portsmouth, New Hampshire. The Company distributes its products through Craft Brands Alliance LLC, a network of wholesale distributors, and a distribution alliance with Anheuser-Busch, Incorporated. Redhook beer is available in 48 states. Please visit the Company's website at www.redhook.com to learn more about Redhook and its products.


                   REDHOOK ALE BREWERY, INCORPORATED
                            FINANCIAL DATA


STATEMENTS OF          Three Months Ended        Nine Months Ended
OPERATIONS                September 30,            September 30,
                    ----------- ------------ ------------ ------------

                          2004         2003         2004         2003
                     ----------  -----------  -----------  -----------

Sales(A)            $8,789,773  $11,110,622  $29,623,658  $32,113,402
Less Excise Taxes      878,253      868,381    2,601,464    2,669,775
                     ----------  -----------  -----------  -----------

Net Sales            7,911,520   10,242,241   27,022,194   29,443,627
Cost of Sales        6,950,722    7,178,361   21,004,133   21,288,966
                     ----------  -----------  -----------  -----------

Gross Profit           960,798    3,063,880    6,018,061    8,154,661
Selling, General and
 Administrative
 Expenses            1,310,395    3,236,106    6,384,759    9,005,919
Income from Equity
 Investment in Craft
 Brands Alliance       657,705           --      657,705           --
Craft Brands
 Alliance Shared
 Formation Expenses
 (B)                    (2,947)          --      534,628           --
                     ----------  -----------  -----------  -----------

Operating Income
 (Loss)                311,055     (172,226)    (243,621)    (851,258)
Interest Expense        48,332       45,743      134,732      146,488
Other Income
 (Expense) - Net        58,990        6,965       82,730       40,393
                     ----------  -----------  -----------  -----------

Income (Loss) before
 Income Taxes          321,713     (211,004)    (295,623)    (957,353)
Income Tax Provision
 (Benefit)              10,000           --       20,000           --
                     ----------  -----------  -----------  -----------

Net Income (Loss)   $  311,713  $  (211,004) $  (315,623) $  (957,353)
                     ==========  ===========  ===========  ===========

Basic Earnings
 (Loss) per Share
 (C)                $     0.04  $     (0.04) $     (0.05) $     (0.16)
                     ==========  ===========  ===========  ===========

Diluted Earnings
 (Loss) per Share
 (D)                $     0.04  $     (0.04) $     (0.05) $     (0.16)
                     ==========  ===========  ===========  ===========

Barrels Shipped         57,100       58,700      169,200      174,300
                     ==========  ===========  ===========  ===========



CONDENSED CASH FLOW DATA                         Nine Months Ended
                                                    September 30,
                                              ------------------------

                                                     2004        2003
                                               ----------- -----------

Net Income (Loss)                             $  (315,623)$  (957,353)
Depreciation and Amortization                   2,212,611   2,286,637
Other                                            (300,950)   (355,509)
                                               ----------- -----------

Cash Provided by Operating Activities           1,596,038     973,775
                                               ----------- -----------

Cash Used in Investing Activities                (529,405)   (830,939)
                                               ----------- -----------

Cash Used in Financing Activities                 (77,200)   (568,167)
                                               ----------- -----------

    Increase (Decrease) in Cash and Cash
     Equivalents                              $   989,433 $  (425,331)
                                               =========== ===========



CONDENSED BALANCE SHEET DATA                   Sept. 30,   Dec. 31,
                                                  2004        2003
                                              ------------------------

Cash and Cash Equivalents                     $ 7,112,782 $ 6,123,349
Other Current Assets                            6,087,657   5,275,779
Fixed Assets, Net                              63,572,947  65,699,658
Investment in Craft Brands Alliance LLC           298,664          --
Other                                              27,097      32,256
                                               ----------- -----------
    Total Assets                              $77,099,147 $77,131,042
                                               =========== ===========

Current Liabilities(E)                        $ 9,200,667 $ 6,888,416
Long-Term Debt                                  5,287,500   5,625,000
Deferred Income Taxes                             468,798     468,798
Other Liabilities                                  48,677          --
Convertible Redeemable Preferred Stock(E)              --  16,232,655
Common Stockholders' Equity(E)                 62,093,505  47,916,173
                                               ----------- -----------

    Total Liabilities, Preferred Stock, and
        Common Stockholders' Equity           $77,099,147 $77,131,042
                                               =========== ===========


(A) Includes retail and other sales of $1,508,000 and $1,514,000 for the three months ended September 30, 2004 and 2003, respectively; and $3,753,000 and $3,543,000 for the nine months ended September 30, 2004 and 2003, respectively.

(B) The Company's share of expenses incurred in the formation of Craft Brands Alliance, the joint sales & marketing organization formed with Widmer Brothers Brewing Company.

(C) Weighted average shares outstanding totaled 8.2 million and 6.2 million for the three months ended September 30, 2004 and 2003; and
6.9 million and 6.2 million for the nine months ended September 30, 2004 and 2003.

(D) Weighted average shares outstanding totaled 8.5 million and 6.2 million for the three months ended September 30, 2004 and 2003, respectively; and 6.9 million and 6.2 million for the nine months ended September30, 2004 and 2003. The calculation of adjusted weighted average shares outstanding for purposes of computing diluted earnings per share includes the dilutive effect of all outstanding convertible redeemable preferred stock and outstanding stock options for the periods when the Company reports net income. The convertible preferred stock and outstanding stock options have been excluded from the calculation of diluted loss per share for the three months ended September 30, 2003 and for the nine months ended September 30, 2004 and 2003, because their effect is antidilutive.

(E) On July 1, 2004, the Company issued 1,808,243 shares of common stock to A-B in exchange for 1,289,872 shares of Series B Preferred Stock held by A-B. The Series B Preferred Stock was cancelled. Additionally, Redhook will pay $2.0 million to ABI prior to December 1, 2004.


    CONTACT: Redhook Ale Brewery
             David Mickelson, 425-483-3232, ext. 201
             or
             Anne Mueller, 425-483-3232, ext. 115